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                                                                     Exhibit 4.4


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                              QUADRAX CORPORATION

                         COMMON STOCK PURCHASE WARRANT

          1.  Issuance.  In consideration of good and valuable consideration,
              --------
the receipt of which is hereby acknowledged by Quadrax Corporation, a Delaware corporation (the "Company"), Sovereign Partners, L.P. or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on July 31, 2000 (the "Expiration Date"), Seven Hundred Thousand (700,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.000009 per share (the "Common Stock") at an initial exercise price of $0.50 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

          2.  Exercise of Warrants. This Warrant is exercisable in whole or in
              --------------------
part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise", by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

          3.  Reservation of Shares.  The Company hereby agrees that at all
              ---------------------
times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.  Mutilation or Loss of Warrant.  Upon receipt by the Company of
              -----------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new
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Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5.  Rights of the Holder.  The Holder shall not, by virtue hereof, be
              --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.  Protection Against Dilution.
              ---------------------------

                  6.1 Adjustment Mechanism. If an adjustment of the Exercise
                      --------------------
Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  6.2  Capital Adjustments.  In case of any stock split or
                       -------------------
split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.


          7.  Transfer to Comply with the Securities Act; Registration Rights.
              ---------------------------------------------------------------

          (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Act, by the 30th calendar day after the date this Warrant was issued (the "Original Issuance Date") and to have the registration of the Warrant Shares completed and effective by the 90th calendar day after the Original Issuance Date (the "Effective Date").

          8.  Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:



               (i)  if the to Company, to:

                    Quadrax Corporation
                    300 High Point Avenue
                    Portsmouth, RI 02871
                    Attn: Chief Financial Officer

              (ii)  if to the Holder, to:


Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          9.  Supplements and Amendments; Whole Agreement.  This Warrant may be
              -------------------------------------------
amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          10.  Governing Law.  This Warrant shall be deemed to be a contract
               -------------
made under the laws of the State of Rhode Island and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          11.  Counterparts.  This Warrant may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          12.  Descriptive Headings.  Descriptive headings of the several
               --------------------
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




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     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the
__th day of _____________ 1997.


                              QUADRAX CORPORATION



                              By:  /s/ James J. Palermo
                                   James J. Palermo,
                                   President

Attest:

/s/ John McQuade
John McQuade,
Chief Administrative Officer

                         NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of August 4, 1997, to purchase shares of the Common Stock, par value $.000009 per share, of Quadrax Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

     Please deliver the stock certificate to:



Dated:______________________



     By:__________________________________

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